UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

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Owens Realty Mortgage, Inc.
(Name of Registrant as Specified In Its Charter)

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May 15, 2017
To our Stockholders:

     It is my pleasure to invite you to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Owens Realty Mortgage, Inc. (the "Company") to be held on Monday, June 19, 2017 at 10:00 a.m., Pacific Daylight Time, at the Company's offices at 2221 Olympic Boulevard, Walnut Creek, CA 94595. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
    Your vote is very important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. I hope that you will vote as soon as possible. Please review the instructions described in the Proxy Statement and attached proxy card, which explain how to vote via Internet, phone, or mail.
     On behalf of your Board of Directors, thank you for your ongoing support of the Company.

Sincerely,

/s/ William C. Owens
William C. Owens
Chairman of the Board

Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, California 94595

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2017
To our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to the 2017 annual meeting of stockholders (the "Annual Meeting") of Owens Realty Mortgage, Inc. a Maryland corporation ("ORM" or the "Company"), to be held at the Company's offices at 2221 Olympic Boulevard, Walnut Creek, CA 94595, on June 19, 2017, at 10:00 a.m. Pacific Daylight Time, to consider and vote on the following matters:

1.	To elect one (1) Class I director to serve for a term continuing until the annual meeting of stockholders held in 2020 and until his successor is duly elected and qualified;
2.	To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company at the close of business on May 8, 2017 are entitled to receive notice of, and vote at, the Annual Meeting and any postponements or adjournments thereof.   The Company urges you to vote promptly. You may vote by completing, signing and returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are discussed in the Proxy Statement and on the proxy card. For shares held through a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so choose.
To attend the Annual Meeting in person, please register in advance by sending an email to investors@owensmortgage.com or by phone at (925) 935-3840.  Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership as of the record date and government-issued photo identification (such as a valid driver's license or passport). If you hold shares directly in your name as the stockholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a "legal proxy" from your broker, bank or other nominee and bring this legal proxy to the meeting.

By Order of the Board of Directors,

/s/ Daniel J. Worley
Daniel J. Worley
Senior Vice President and Secretary

Walnut Creek, California
May 15, 2017
Enclosures

NOTE REGARDING THIS PROXY STATEMENT

As previously announced, as part of a plan to reorganize our business operations so that, among other things, we could elect to qualify as a real estate investment trust (a "REIT") for federal income tax purposes, effective May 20, 2013, Owens Mortgage Investment Fund, a California Limited Partnership (the "Predecessor" or "OMIF") merged with and into Owens Realty Mortgage, Inc., a Maryland corporation ("ORM") with ORM as the surviving corporation (the "Merger"), and ORM commenced conducting all of the business conducted by the Predecessor.  Upon consummation of the Merger, limited partners of the Predecessor received one share of common stock, par value $0.01 per share, of ORM (the "Common Stock"), for every 25 limited partner units of the Predecessor that they owned, and certain units of the Predecessor representing the general partner interest of Owens Financial Group, Inc. were also exchanged for Common Stock as is discussed in further detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.
In addition, following the Merger the Company established a new Board of Directors, Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee and established new and additional governance guidelines discussed further in this Proxy Statement. The rights of the stockholders of the Company are now governed by Maryland law and the charter, bylaws and other governing documents of ORM.

References to Owens Realty Mortgage, Inc. and its subsidiaries, "ORM," the "Company," "we", "us", or "our" in this Proxy Statement have the following meanings, unless we specifically state or the context requires otherwise:
•	For periods prior to May 20, 2013: the Predecessor and its subsidiaries;
•	For periods from and after May 20, 2013: ORM and its subsidiaries.

i

Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, California 94595

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2017

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors ("Board" or "Board of Directors") of Owens Realty Mortgage, Inc., a Maryland corporation ("ORM", the "Company", "we", "our" or "us"), for use at ORM's 2017 annual meeting of stockholders (the "Annual Meeting") to be held at the Company's offices at 2221 Olympic Boulevard, Walnut Creek, CA 94595, on June 19, 2017, at 10:00 a.m., Pacific Daylight Time, or at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and our annual report to stockholders, which includes our Annual Report on Form 10-K with audited financial statements for the year ended December 31, 2016, are first being sent to our stockholders on or about May 15, 2017.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 19, 2017: This Proxy Statement and our Annual Report on Form 10-K are available free of charge on the internet at www.owensmortgage.com. On this site, you will be able to access this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

QUESTIONS AND ANSWERS ABOUT VOTING YOUR SHARES

Why am I receiving these materials?
ORM's Board of Directors is providing these proxy materials to you in connection with ORM's Annual Meeting to be held on June 19, 2017. Stockholders are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?	These materials include: • our Proxy Statement and a proxy card for the Annual Meeting; and • our 2016 Annual Report on Form 10-K, which includes our audited consolidated financial statements.
What proposals are being presented at the Annual Meeting?
ORM intends to present the following  proposals for stockholder consideration and voting at the Annual Meeting:

• Proposal 1: Election of One (1) Director: the election of one (1) member of Class I of ORM's Board of Directors to serve until the annual meeting of stockholders in 2020 and until his successor is duly elected and qualified; and

• Proposal 2: Ratification of Appointment of Independent Accounting Firm:  The ratification of the appointment of Crowe Horwath LLP as ORM's independent registered public accounting firm for the year ending December 31, 2017.

The Board is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth herein.  If any other matters requiring a vote of stockholders arise at the Annual Meeting, it is the intention of the persons named in the proxies to vote on such matter in accordance with their discretion.

What are the ORM Board's voting recommendations?
ORM's Board of Directors recommends that you vote as follows:

• Proposal 1: Election of One (1) Director: "FOR" the election of the nominee listed in this Proxy Statement to serve as a Class I Board member; and

• Proposal 2: Ratification of Appointment of Independent Accounting Firm:  "FOR" the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2017.

What is a quorum?
A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of ORM common stock ("Common Stock") entitled to cast a majority of all the votes entitled to be cast shall constitute a quorum for the Annual Meeting.  Since there were 10,247,477 outstanding shares of Common Stock, each entitled to one vote per share as of the record date, we will need at least 5,123,739 votes present in person or by proxy at the Annual Meeting for a quorum to exist. If there are not sufficient votes present for a quorum or to approve or ratify any of the proposals at the time of the Annual Meeting, we expect that the meeting will be adjourned in order to permit further solicitation of proxies by the Company.

What is the effect of abstentions and broker "non-votes"?
Shares represented by proxies received but marked as abstentions and shares held in a broker's account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on Proposal 1 (election of the director).  Consequently, if you do not give your broker instructions, your broker will not be able to vote on this proposal.

What vote is required in order to approve each proposal?
The proposals to be voted on at the Annual Meeting have the following voting requirements:

• Proposal 1: Election of One (1) Director: the affirmative vote of a "plurality" of the votes cast at the Annual Meeting is required to elect the nominee. In the context of the election of one director at the Annual Meeting, it means that the director nominee receiving the highest number of FOR votes cast will be elected. Votes "withheld" from the director nominee and broker non-votes therefore will have no effect on the outcome of this vote.

• Proposal 2: Ratification of Appointment of Independent Accounting Firm: the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017.  For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Who is entitled to vote?
The Board of Directors has fixed the close of business on May 8, 2017, as the record date, and only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the record date, there were 10,247,477 shares of our Common Stock outstanding.

How many votes do I have?	Holders of record of our Common Stock on the record date will be entitled to one vote per share. Stockholders may not cumulate votes in the election of directors.
How do I attend the Annual Meeting?
To attend the Annual Meeting in person, please register in advance by sending an email to investors@owensmortgage.com or by phone at (925) 935-3840.  For directions to the Annual Meeting please call (925) 935-3840.

Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and government-issued photo identification (such as a valid driver's license or passport). If you hold shares directly in your name as the stockholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

How do I vote?
If your ORM shares are registered in your name, you may vote your shares in person at the Annual Meeting or by proxy. You can vote by proxy via Internet, phone or mail. Please follow the instructions provided on the proxy card or voting instruction card.

If you hold your Common Stock in an account with a bank, broker or other nominee (i.e. in "street name"), you may vote by following the instructions on the voting instruction card provided to you by your bank, broker or other nominee.

May I revoke my proxy or change my vote?
Yes.  You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Notices of revocation of proxies delivered by mail must be sent and delivered to the Company's principal offices at 2221 Olympic Boulevard, Walnut Creek, CA 94595, Attention: Daniel Worley, Secretary.

Who will count the vote?	A representative of Computershare, Inc. will tabulate the votes and act as the inspector of election.
Who will bear the cost of soliciting votes for the Annual Meeting?
ORM will pay the cost of soliciting proxies on the form accompanying these proxy materials. In addition to the use of mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by ORM's directors and officers and by employees of Owens Financial Group, Inc., the Company's external manager (the "Manager"), who will not receive any additional compensation for such solicitation activities. In addition, ORM may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Where can I find the voting results of the Annual Meeting?
ORM will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1: ELECTION OF ONE (1) DIRECTOR
On November 12 , 2013, the Company acted by resolution of the Board of Directors to elect to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 of the Maryland General Corporation Law ("MGCL"). As a result of the Company's election to be subject to Section 3-803 of the MGCL, the Board is classified into three separate classes of directors.  Directors in each class are elected for a staggered term of three-years each, with a term of office of only one of these three classes of directors expiring each year.  Previously, the Board consisted of a single class of directors, with directors required to stand for election every year.
Our Class I director, Gary C. Wallace, was appointed as a director by our Board of Directors effective July 22, 2016 to fill the vacancy created by the resignation of M. Lyman Bates, Jr., and Mr. Wallace has a term expiring at the Annual Meeting upon the election and qualification of his successor. There are also two Class II directors with terms continuing until the annual meeting of stockholders in 2018 and until their respective successors are elected and qualified, and two Class III directors with terms continuing until the annual meeting of stockholders in 2019 and until their respective successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting of stockholders will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified, or until their earlier death, resignation or removal.
The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, Mr. Wallace (the "Nominee") to stand for election at the Annual Meeting and to hold office until the annual meeting of stockholders to be held in 2020 and until his successor is duly elected and qualified. The Nominee has agreed to serve as a director if elected and has consented to being named as a nominee. Accordingly, the Board has no reason to believe that Mr. Wallace will be unable or unwilling to serve. If the Nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the Nominating and Corporate Governance Committee and by the Board.
Information about the Director Nominee and the Continuing Directors

The Board is comprised of five members divided into three classes serving staggered terms.  Gary C. Wallace  is the Class I director nominated for election at this Annual Meeting, Bryan H. Draper and James M. Kessler  are the Class II directors, and William C. Owens and Dennis G. Schmal are the Class III directors. Our charter (the "Charter") and bylaws, and the provisions of Section 3-804 of Title 3, Subtitle 8 of the MGCL applicable to the Company, provide that only the Board may increase or decrease the number of directors, but the number of directors may never be less than the minimum required by the MGCL (which is one) nor (unless our bylaws are amended) more than 15.
As a result of our adoption of the provisions of Section 3-804 of Title 3, Subtitle 8 of the MGCL, any vacancies occurring on our Board of Directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the Board of Directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Mr. Wallace, the Nominee for election as director at the Annual Meeting, has been evaluated by the Nomination and Corporate Governance Committee pursuant to the guidelines described below under "Governance of Our Company—Director Qualifications" and the determination has been made that the Nominee fulfills and exceeds the qualities that we look for in members of our Board.  There is no familial relationship among any of the members of our Board or our executive officers. Messrs. Owens and Draper are affiliates of our Manager and are not independent under the listing standards and related rules of the NYSE MKT (the "NYSE MKT rules").  Each of Messrs. Schmal, Kessler and Wallace is independent as defined in the NYSE MKT rules. See "Governance of Our Company— Director Independence."

The information set forth below is as of May 10, 2017 for the Company's director Nominee and each of the Company's continuing directors. The business address of the Nominee and each of the continuing directors is c/o Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, California 94595.
Nominee for Class I Director (Current Term expires at the 2017 Annual Meeting):
  Gary C. Wallace – Mr. Wallace, age 62, has been a member of our Board since July 22, 2016, when he was appointed as a Class I director to fill the vacancy created by the resignation of M. Lyman Bates, Jr. Mr. Wallace has provided consulting services to various banks, private equity firms, venture capital firms and the Public Company Accounting Oversight Board since his retirement from KPMG in 2005. He has also served as a member of the Board and Chairman of the Audit Committee of Plaza Bancorp and Plaza Bank since June 26, 2015. From February 2014 until February 2017, Mr. Wallace served as a member of the Board and Chairman of the Audit Committee of Orient Bancorp and Bank of the Orient.  From 2012 until June 26, 2015, Mr. Wallace served as a Director of Manhattan Bancorp and Bank of Manhattan, N.A. Mr. Wallace joined KPMG in 1975 and retired as a KPMG Audit Partner Specialist in Banking and Investment Services in 2005, having served as head of the Northern California Financial Institutions Practice. As a KPMG Audit Partner, Mr. Wallace served as engagement partner and associate SEC reviewing partner for banks, real estate, venture capital, private equity, hedge fund and investment companies ranging in size from startups to entities with over fifty billion dollars in assets. Mr. Wallace received a Bachelor of Science degree in Business Administration, Summa Cum Laude, from California State University – East Bay in 1975.

  Mr. Wallace's extensive experience in audit, accounting and other financial matters, as well as deep familiarity with the financial services industry and corporate governance issues, make him well qualified to serve as a director of the Company and strengthens our Board's collective qualifications, skills, experience and viewpoints.

Class II Directors (Terms expire at the 2018 Annual Meeting):

  Bryan H. Draper – Mr. Draper, age 59, has served as our President and CEO since January 2016 and as a member of our Board since the consummation of the Merger on May 20, 2013.  Mr. Draper served as the Secretary and Treasurer of the Company from its inception in 2012 until January 2016, and as our Chief Financial Officer from January 2013 to January 2016.  He has also been Chief Financial Officer and Corporate Secretary of our Manager since December 1987 and a member of the Board of Directors of the Manager since January 1997. Mr. Draper is also currently the Chief Financial Officer of Investors Yield, Inc. (a California Trust Company) which is owned 100% by the Manager. Mr. Draper is expected to continue as a director and Corporate Secretary and Chief Financial Officer of the Manager until he resigns or is replaced by a vote of the Manager's stockholders and board of directors, respectively.  Mr. Draper is a certified public accountant and is responsible for all accounting, finance, and tax matters for the Manager. Mr. Draper received a Master's degree in business administration from the University of Southern California in 1981.

  Mr. Draper's extensive experience in the mortgage financing and real estate industries, his deep knowledge of our business as our Chief Executive Officer, as our former Chief Financial Officer and as the Chief Financial Officer of our Manager, as well as his expertise in accounting and financial matters make him well qualified to serve a director of the Company and strengthens our Board's collective qualifications, skills, experience and viewpoints.

  James M. Kessler – Mr. Kessler, age 64, has been a member of our Board since the consummation of the Merger on May 20, 2013.  He has been the President of Stonehenge Property Group, a private real estate development and advisory services company, since its inception in August 2005.  Mr. Kessler founded Stonehenge Property Group and is responsible for all of its operations including budgets, business plans, property acquisition and development, financing and leasing.  From January 2004 to July 2005, he was the founder and principal of Highland Development Company, a retail acquisition and development company that was part of the Marcus & Millchap group of companies.  From April 2002 to October 2003, Mr. Kessler served as the Chief Operating Officer of ScanlanKemperBard Companies, a private real estate investment firm.  From July 1999 to February 2002, he served as the Chief Development Officer of Federal Realty Investment Trust, a publicly traded REIT.  While at Federal Realty Investment Trust, Mr. Kessler was responsible for establishing and managing regional and satellite offices, development, redevelopment, construction, operations, asset management and leasing.  From December 1989 to July 1999, Mr. Kessler was the Chief Development Officer of Burnham Pacific Properties/The Martin Group, a publically traded REIT.  From 1985 to December 1989, he served as the Director of Marketing of Transpacific Development, a private real estate development and management company.  Mr. Kessler received his bachelor's degree in business administration and management from Golden Gate University in 1981.

 Mr. Kessler's extensive experience in the real estate investment, development and management industries and his senior management positions in two publicly traded REITs make him well qualified to serve as a director of the Company and strengthens our Board's collective qualifications, skills, experience and viewpoints.
Class III Directors (Terms expire at the 2019 Annual Meeting):
  William C. Owens – Mr. Owens, age 66, has been our executive Chairman of the Board since ORM's inception in 2012. Mr. Owens also served as our President from our inception in 2012 until January 2016, and as our Chief Executive Officer from January 2013 until January 2016.  He has been President of our Manager since April 1996, and is a member of the Board of Directors and the Loan Committee of the Manager and its Chief Executive Officer. Mr. Owens is expected to continue as a director and President and Chief Executive Officer of the Manager until he resigns or is replaced by a vote of the Manager's stockholders and board of directors, respectively. From 1979 until April 1996, he served as a Senior Vice President of the Manager. Mr. Owens is also currently the President of Investors Yield, Inc. (a California Trust Company) which is owned 100% by the Manager. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development.  As President of the Manager, Mr. Owens is responsible for the overall activities and operations of the Manager, including corporate investment, operating policy and planning.  In addition, he is responsible for loan production, including the underwriting and review of potential loan investments.  Mr. Owens graduated from Westmont College in 1973 and is a licensed real estate broker.

  Mr. Owens' extensive experience in the mortgage financing and real estate industries, his deep knowledge of our business as our executive Chairman of the Board, as our former Chief Executive Officer and as the Chief Executive Officer of our Manager, and his prior leadership experience make him well qualified to serve as Chairman of our Board and strengthens our Board's collective qualifications, skills, experience and viewpoints.

  Dennis G. Schmal – Mr. Schmal, age 70, has been a member of our Board since the consummation of the Merger on May 20, 2013. In May of 2015, Mr. Schmal began service as a director and as chair of the audit committee of a public technology company, Blue Calypso, Inc.  Mr. Schmal also serves as a director of the public investment funds overseen by the following three asset management complexes: the AssetMark GuideMark/GuidePath Funds, where he has served as a director since 2006 and is chairman of the audit committee; the Wells Fargo GAI Hedge Funds where he has served as a director since 2008 and is a member of the audit committee; and the Cambria ETF Series where he has served as a director since 2013 and is chairman of the audit committee.   Mr. Schmal served as a director and a member of the audit (chairman), nominating, and compensation committees of Merriman Holdings, Inc., a securities and investment banking firm from August 2003 until July 2016.  From May 2005 until July 2014, Mr. Schmal served as chairman of the board of directors of Pacific Metrics Corporation, a private company in the educational assessment/software field. Mr. Schmal served as chairman of the board of directors of a technology industry startup, Sitoa Global Inc., from January 2012 until April 2013. From August 2004 to November 2011, he served as a member of the board of directors, audit committee (chairman) and compensation committee of Varian Semiconductor, a semiconductor equipment manufacturer.  From October 2008 to May 2011, he served as a director and chairman of the audit committee of Grail Advisors EFT Trust, an exchange traded fund complex.  From September 2006 to May 2008, Mr. Schmal served as a director and chairman of the audit committee of North Bay Bancorp, a bank holding company.  From February 1972 to April 1999, Mr. Schmal was employed by Arthur Andersen LLP, primarily as a partner overseeing the delivery of accounting and audit services. During his career with Arthur Andersen LLP, Mr. Schmal specialized in working with companies in the financial services sector, including the commercial banking, securities/investment banking and asset management industries.  Mr. Schmal received a Bachelor of Science in Business Administration – Finance and Accounting Option from California State University, Fresno in 1972 and holds a CPA certificate (retired).

  Mr. Schmal's extensive experience serving on boards and the audit and other key committees of multiple private and public companies, as well as his extensive expertise in accounting and financial matters, make him well qualified to serve as a director of the Company and strengthens our Board's collective qualifications, skills, experience and viewpoints.

Conclusion and Recommendation; Vote Required
The election of the director nominated in Proposal 1 requires the affirmative vote of a plurality of all of the votes cast on the proposal at the Annual Meeting.  In the context of the election of one director at the Annual Meeting, it will mean that the candidate receiving the highest number of FOR votes cast will be elected.
A stockholder can vote for or withhold his or her vote from the Nominee. However, because directors are elected by a plurality vote, votes withheld from the director nominee and broker non-votes will have no effect on the outcome of the vote with respect to the election of the director. Abstentions and broker non-votes will not be counted as votes cast, although they will be considered present for the purpose of determining the presence of a quorum. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTING FIRM
The audit committee of our Board (the "Audit Committee") has appointed Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2017 and is submitting the selection of Crowe Horwath LLP to our stockholders for ratification.  Crowe Horwath LLP has audited our financial statements for each of the fiscal years since and including 2013.  Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the Audit Committee's appointment of Crowe Horwath LLP as our independent registered public accounting firm. However, our Board is submitting the appointment of Crowe Horwath LLP to our stockholders for ratification as a matter of good corporate practice.
This vote is non-binding, as the Audit Committee has the sole authority to retain and dismiss the Company's independent registered public accounting firm.  If our stockholders fail to ratify the appointment of Crowe Horwath LLP at the Annual Meeting, the Audit Committee will consider whether or not to appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
The Company expects that a representative of Crowe Horwath LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate inquiries from stockholders.
Principal Accountant Fees and Services

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Crowe Horwath LLP for the fiscal years ended December 31, 2016 and 2015:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees	$229,000	$218,000
Audit-Related Fees	13,200	4,500
Tax Fees	119,483	47,075
All Other Fees	2,696	4,605
Total	$364,379	$274,180

Audit Fees.  Audit fees consist of fees and expenses billed by Crowe Horwath LLP related to the audit of our consolidated financial statements included in Form 10-K, the audit of our internal control over financial reporting and the reviews of the interim consolidated financial statements included in the Form 10-Q's, including services normally provided by an accountant in connection with statutory and regulatory filings or engagements.

Audit Related Fees.  Audit-related fees are fees and expenses billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees."
Tax Fees.  Tax fees billed to us by Crowe Horwath LLP are for tax compliance and consulting fees, which typically consist of fees billed for professional services for tax return preparation and other tax compliance.
All Other Fees.  All other fees consist of fees for products and services other than the services reported above, including consulting fees paid for a cost segregation study and accounting guidance subscriptions paid.
         All services rendered by Crowe Horwath LLP were pre-approved by the Audit Committee for 2016 in accordance with its pre-approval policy, and the Audit Committee concluded that the provision of such services by Crowe Horwath LLP was compatible with the maintenance of that firm's independence in the conduct of its audit functions. The Audit Committee charter requires that the committee review and pre-approve each audit or permissible non-audit engagement or accounting project involving the independent public accountant, and the related fees or ranges of fees, prior to commencement of the engagement or project subject to certain exceptions if the services meet pre-approval policies that may be established under the charter. The Audit Committee may delegate its pre-approval authority to one or more of its members and, if such delegation occurs, then such member(s) are required to report any pre-approval decisions to the Audit Committee at its next-scheduled meeting.
Conclusion and Recommendation; Vote Required
The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2017.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has appointed an Audit Committee presently composed of three directors, Messrs. Kessler and Schmal, who each served on the Audit Committee throughout 2016, and Mr. Wallace who was appointed to the Audit Committee effective July 22, 2016. Each of the committee members is independent as defined in the NYSE MKT rules, and the Board has determined that Mr. Wallace is an "audit committee financial expert" (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act")).
The Audit Committee's responsibility is one of oversight as set forth in its charter, which is available on the Company's web site at www.owensmortgage.com. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining effective internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the financial statements and the effectiveness of the Company's internal control over financial reporting and for expressing an opinion as to whether those audited financial statements present fairly, in all material respects, the Company's financial position, results of operations and cash flows in conformity with generally accepted accounting principles, and for expressing an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting.
At a meeting held subsequent to December 31, 2016, the Audit Committee reviewed and discussed with management and Crowe Horwath LLP, the Company's independent registered public accounting firm, the audited financial statements of the Company as of and for the year ended December 31, 2016, and the related report prepared by Crowe Horwath LLP. The Audit Committee met with Crowe Horwath LLP, with and without management present, to discuss the results of their audit. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2016 were prepared in accordance with accounting principles generally accepted in the United States and that the Company maintained effective internal control over financial reporting as of December 31, 2016.

The Audit Committee has discussed with Crowe Horwath LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, which included among other things a discussion of Crowe Horwath LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.
The Audit Committee has received from Crowe Horwath LLP the written statements required by PCAOB Rule No. 3526, "Communications with Audit Committees Concerning Independence," and has discussed Crowe Horwath LLP's independence with Crowe Horwath LLP, and has considered the compatibility of non-audit services with the auditor's independence. The Audit Committee also received regular updates on the amount of fees and scope of audit and other services provided by Crowe Horwath LLP.
Based on the review and discussions referred to above, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2016, be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. The Audit Committee also appointed Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017 and is presenting this appointment to the Company's stockholders for ratification.
By the Audit Committee: Gary C. Wallace, Chair James Matthew Kessler Dennis George Schmal

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.
GOVERNANCE OF OUR COMPANY
Pursuant to our Charter and bylaws and the MGCL our business and affairs are managed under the direction of our Board of Directors. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers. Our Board has developed corporate governance practices to help it fulfill its responsibility to ORM to oversee the work of management and the Manager in the conduct of our business. The governance practices are memorialized in a written set of corporate governance guidelines (the "Guidelines"), our Charter, bylaws, policies and committee charters, which form the framework for our governance and are further described below.

Board Leadership Structure
Our Board is currently comprised of five members: William C. Owens, Bryan H. Draper, Dennis G. Schmal, James M. Kessler and Gary C. Wallace.  Mr. Wallace was appointed to the Board and each of the Audit, Compensation and Nomination and Corporate Governance Committees on July 22, 2016 to fill the vacancy created by the resignation of M. Lyman Bates, Jr. from the Board and each of these committees effective July 14, 2016.  The Board conducts its business through regular quarterly (or additional) meetings and through actions taken by written consent in lieu of meetings. During 2016, the Board held nine meetings. Each director attended at least 75% of the meetings of the Board and of the committees on which he served and that were held in 2016 during the period for which he served as a director.  Although we do not have a policy requiring director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting.

Two of our directors, William C. Owens and Bryan H. Draper, are affiliated with the Manager. Mr. Owens serves as our Chairman and Mr. Draper serves as our Chief Executive Officer, and both are considered executive officers of the Company. While the roles are currently separated, our Board of Directors has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a Chief Executive Officer. The Board of Directors believes that the current separation of the roles of Chief Executive Officer and Chairman allows Messrs. Owens and Draper to have leadership roles on the executive management team, which our Board of Directors believes is important in light of their respective roles with our predecessor entities, their knowledge of the Company and their extensive experience in the mortgage finance and real estate industries. Our Board continues to believe that our current leadership structure, including separate positions of Chairman and Chief Executive Officer, provides an effective leadership model for the Company and the benefit of the distinct abilities and experience of both individuals. The Board also believes having a Chairman that is a member of the executive management team is useful as it ensures that Board leadership retains a close working relationship with management.

Director Independence
Our Board believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman.  The Guidelines provide that a majority of the directors serving on our Board must be "independent" as defined by the NYSE MKT rules.   Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that three of our five current directors, Dennis G. Schmal, Gary C. Wallace and James M. Kessler, and M. Lyman Bates Jr. through the date of his resignation from the Board and its committees, qualify as independent directors under applicable SEC and NYSE MKT rules. In addition, each of our Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors as required by the charters of those committees. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties.

The independent Board members have decided to hold meetings periodically without the affiliated directors or other persons who are members of management present. Further, it is our policy, as a matter of good corporate governance and pursuant to the Guidelines, to have a majority of our independent directors elect a "lead independent director" to preside at these meetings. Presently, our independent directors meet during our Board's quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another independent director. The appointment of a lead independent director is generally for a one-year term or until his successor is appointed. Mr. Schmal is our current lead independent director.

Committees of the Board

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The three independent directors, Messrs. Wallace, Kessler and Schmal, are the current members of each committee. Our Board has determined, based upon its qualitative assessment of his relevant level of knowledge and business experience that Mr. Wallace (the chairman of the Audit Committee) qualifies as an "audit committee financial expert" for purposes of, and as defined by, applicable SEC rules and has the requisite accounting or related financial management expertise required by the NYSE MKT rules. In addition, our Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE MKT rules.
The primary functions of our committees are described below.

Audit Committee. This committee, which met five times during 2016, among other things acts on behalf of the Board of Directors in overseeing:

•	our accounting and financial reporting processes;
•	the integrity of our financial statements and the audit and reporting processes;
•	our system of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;
•	the qualifications and independence of our independent registered public accounting firm; and
•	the Company's overall risk profile.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees, and reviewing with management and the independent auditors our interim and audited annual financial statements as well as approving the filing of our financial statements. The Audit Committee's purpose and responsibilities are more fully set forth in the committee's charter, which was adopted by the Board of Directors on May 20, 2013, and is available on our web site at www.owensmortgage.com. The Audit Committee's meetings include, whenever appropriate, executive sessions with our independent external auditors without the presence of management.
Compensation Committee. This committee, which met seven times during 2016, among other things acts on behalf of the Board of Directors to:

•	discharge the Board's responsibilities relating to compensation to be paid by us to our directors which is considered on at least an annual basis;
•	discharge the Board's responsibilities relating to compensation, if any, to be paid by us to our executive officers;
•
oversee the compensation and fees payable to, and the performance of, the Manager under the Company's Charter and the existing management agreement dated May 20, 2013 (the "Management Agreement") with our Manager (which is described in this Proxy Statement under "Related Party Transactions"); and

•	produce any report on executive compensation required to be included in our proxy statement for our annual meetings of stockholders.

The Compensation Committee's purpose and responsibilities are more fully set forth in the committee's charter, which was adopted by the Board of Directors on May 20, 2013, and amended and restated by the Board on January 4, 2016, and is available on our web site at www.owensmortgage.com.
In November 2015, as part of its regular review of the Manager's compensation under the Management Agreement and its annual review of independent director compensation, the Compensation Committee retained FTI Consulting, Inc. (the "Compensation Consultant") as its independent compensation consultant.  The Compensation Consultant was initially retained to evaluate the terms and structure of the compensation by the Company of our Manager and of our independent directors. The Compensation Committee requested that the Compensation Consultant provide the Committee with a peer group analysis to compare the compensation terms for our Manager and for our independent directors against the compensation terms in place at a peer group of our competitors, such peer group to be developed by the Compensation Consultant.  The Compensation Committee also requested that the Compensation Consultant develop recommendations regarding the compensation of our Manager and of our independent directors. In 2016, the Compensation Consultant was also engaged to develop a peer group analysis and additional information relating to the compensation of certain executive officers of the Company in the event they were retained by the Company directly as employees. FTI's engagement is ongoing in 2017.
Nominating and Corporate Governance Committee. This committee, which met four times during 2016, among other things acts on behalf of the Board of Directors to:

•	identify qualified director candidates, consistent with criteria approved by the Board and included in the committee's charter and to recommend nominees for election to the Board;
•
develop and recommend to the Board corporate governance guidelines (including the Guidelines) and principles, and the implementation and monitoring of compliance with such corporate governance guidelines and principles;

•	review matters involving the general operation of the Board, including Board size and composition and committee composition and structure;
•	recommend the directors to serve on each committee of the Board;
•	oversee the annual assessment of the Board and committee performances, and the performance of individual directors; and
•	ensure the Company is in compliance with the NYSE MKT rules.

For a discussion of the consideration of diversity in the process by which candidates for director are considered for nomination by the Nominating and Corporate Governance Committee, and the process for identifying and evaluating nominees for director, including nominees recommended by stockholders, see "Governance of Our Company— Director Qualifications" in this Proxy Statement. The Nominating and Corporate Governance Committee's purpose and responsibilities are more fully set forth in the committee's charter, which was adopted by the Board of Directors on May 20, 2013, and is available on our web site at www.owensmortgage.com.

Board Role in Risk Oversight
Senior management and our Manager are responsible for the day-to-day management of risks we face. Our Board of Directors has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. In this regard, the Board and its standing committees regularly meet with senior management and the Manager to review material strategic, operational, financial, compensation and compliance risks.  The Board has also delegated certain risk management oversight responsibility to its Board committees.
Our Audit Committee assists the Board in fulfilling its oversight responsibilities for our accounting and financial reporting processes and the audits of our financial statements, as detailed in the discussion of its responsibilities above. The Audit Committee also is responsible for reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our policies and practices with respect to risk assessment and risk management. The Audit Committee receives regular reports from management on the status of our internal controls and ensures that appropriate steps are being taken to mitigate any identified risk.
The Compensation Committee assists our Board by considering and addressing risk as it relates to compensation and benefit decisions, including through its review of our Manager's performance, compensation and the Management Agreement with our Manager, as detailed in the discussion of its responsibilities above. The Nominating and Corporate Governance Committee assists our Board by considering and addressing risk as it relates to corporate governance matters and other matters, as detailed in the discussion of its responsibilities above. The Compensation Committee, Nominating and Corporate Governance Committee and the Audit Committee routinely report their findings to the full Board at the next regularly scheduled Board meeting following their committee meetings and when appropriate.
The Company believes that the extent of the Board's (and its committees') role in risk oversight complements the Board's leadership structure because it allows the Company's independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without conflicts of interest that might discourage critical review.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which requires our directors, employees (if any),  officers (including our Chief Executive Officer and Chief Financial Officer), and the personnel of our Manager, to abide by high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers a variety of topics, including those required by the SEC and the NYSE MKT rules. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Business Conduct and Ethics is available for viewing on our web site at www.owensmortgage, and a copy may also be obtained by stockholders, free of charge, by writing to us at Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, CA 94595, Attention: Daniel Worley, Secretary. The Code of Business Conduct and Ethics was adopted by the Board of Directors on May 20, 2013 and amended and restated on February 3, 2016.

Corporate Governance Guidelines

Our Board has adopted the Guidelines that address significant issues of corporate governance and set forth procedures and policies by which our Board of Directors carries out certain of its responsibilities. Among the areas addressed by the Guidelines are the composition of our Board, its functions and key responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our Board and its committees. The Guidelines are available for viewing on our website at www.owensmortgage.com. We will also provide the Guidelines, free of charge, to stockholders who request them by writing to us at Owens Realty Mortgage, Inc., 2221 Olympic Blvd, Walnut Creek, CA 94595, Attention: Daniel Worley, Secretary. The Guidelines were adopted by the Board of Directors on May 20, 2013 and amended and restated by the Board on March 20, 2014.

Director Qualifications
The Board believes that it should be comprised of directors with complementary backgrounds, and that directors should, at a minimum, have expertise that will strengthen our Board's collective qualifications, skills, experience and viewpoints. Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. It considers the personal and professional attributes and the business experience of each director candidate to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
Although there is not a formal list of required qualifications governing the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	the independence of the candidate from the Manager and whether the candidate meets the criteria for membership of the audit or other committees;
•	personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today's business environment;

•	experience in the Company's industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	diversity (of both background and experience);
•	academic expertise in an area of the Company's operations; and
•	practical and mature business judgment, including the ability to make independent analytical inquiries.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent directors or others. While there is no formal policy for considering candidates that are recommended by stockholders, candidates recommended in writing and in a timely manner by stockholders entitled to vote in the election of directors will be considered and evaluated by the Nominating and Corporate Governance Committee under the same criteria applied to other candidates. The committee or its chairman will interview a candidate if it is believed the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate's election to the full Board.

Stockholder Communications with Directors

Our Board has adopted an Investor Relations Policy, available on its website at www.owensmortgage.com, that establishes a process by which stockholders or other interested parties may communicate in writing with our full Board, any individual member or any committee or other group of our Board, or our independent directors as a group. Any such communications should be addressed to the Board or any such individual directors or group or committee of directors by either name or title (provided that communications intended for the independent directors as a group may be addressed to the independent directors as a group or to the lead independent director, who is currently Dennis G. Schmal) and addressed to Owens Realty Mortgage, Inc., 2221 Olympic Blvd., Walnut Creek, CA 94595, Attention: Investor Relations.

All communications to directors received as set forth in the Investor Relations Policy will be opened by the office of the Company's Corporate Compliance Officer for the sole purpose of determining whether the contents represent a message to the Company's directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to any individual director, the full Board of Directors, or any group or committee of directors, the office of the Corporate Compliance Officer will make sufficient copies of the contents to send to each addressee.  Any such communications may be made anonymously. Communications regarding accounting matters may be sent in writing to the Company's main address, attention Chief Financial Officer, or by calling the Company's telephone hotline: (855) 380-8849.
Related Party Transaction Policy and Procedures

The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company's current and recent former directors, director nominees, current and recent former executive officers, greater than five percent stockholders and their immediate family members, and entities where any of the foregoing persons is employed or serves as a general partner, principal or in a similar position (each, a "Related Party").

The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other things, whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party under similar circumstances, the extent of the Related Party's interest in the transaction, and the conflicts of interest provisions and corporate opportunity provisions of the Company's Code of Business Conduct and Ethics.  The Related Party transaction must be approved or ratified by the Audit Committee in accordance with the provisions of the policy and in accordance with relevant provisions of the Company's charter, bylaws and applicable provisions of the MGCL.

The Audit Committee has considered and adopted standing pre-approvals under the policy for certain limited transactions with Related Parties that meet specific criteria. Information on transactions subject to pre-approval is to be provided to the Audit Committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

•	compensation to an executive officer or director of the Company if (a) the related compensation is required to be reported in the Company's proxy statement under the SEC's compensation disclosure requirements or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company's proxy statement under the SEC's compensation disclosure requirements if the executive officer was a "named executive officer," and the Compensation Committee approved (or recommended that the Board approve and the Board has approved) such compensation;

•
certain transactions in the Company's ordinary course of business where the Related Party's interest arises only from:  (a) the Related Party's position as a director of another entity that is a party to the transaction; (b) from direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) that is a party to the transaction; (c) from both such position described in (a) and ownership described in (b); or (d) from the Related Party's position as a limited partner in a partnership  in which all Related Parties in the aggregate have an interest of less than 5% and the Related Party  is not a general partner of and does not have another position in such partnership;

•
certain transactions in the Company's ordinary course of business where the Related Party's interest arises solely from the ownership of the Company's Common Stock and holders of the Company's Common Stock received the same benefit on a pro rata basis; and

•
certain transactions involving a Related Party where the rates or charges involved are determined by competitive bids, or transactions involving the rendering of services as a common or contract carrier, or as a public utility, at rates or charges fixed in conformity with law or a governmental authority.

Compensation Committee Interlocks And Insider Participation

Our Compensation Committee members are Messrs. Wallace, Schmal and Kessler. Messrs. Schmal and Kessler served as members of the Compensation Committee throughout 2016, while Mr. Wallace was appointed to the Committee commencing July 22, 2016 following the resignation of Mr. M. Lyman Bates, Jr. from the Board and its committees effective July 14, 2016. None of the foregoing persons served as an officer, former officer or employee of ours or had a relationship disclosable under Item 404 of Regulation SK. Further, during 2016, none of our executive officers served as a member of the board of directors or compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or on our Compensation Committee.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The Board of Directors generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of May 10, 2017. The business address of each executive officer is c/o Owens Realty Mortgage, Inc., 2221 Olympic Blvd., Walnut Creek, CA 94595.

Name	Age	Information about Executive Officers
William C. Owens	66

Mr. Owens has been our executive Chairman of the Board since ORM's inception in 2012. Mr. Owens also served as our President from our inception in 2012 until January 2016, and as our Chief Executive Officer from January 2013 until January 2016.  He has also been President and Chief Executive Officer of the Manager since April 1996 and is a member of the Board of Directors and the Loan Committee of the Manager. Further information about Mr. Owens may be found under "Proposal 1: Election of One (1) Director - Information about the Director Nominee and the Continuing Directors" in this Proxy Statement.

Bryan H. Draper	59
Mr. Draper has served as our President and CEO since January 2016 and as a member of our Board since the consummation of the Merger on May 20, 2013.  Mr. Draper served as the Secretary and Treasurer of the Company from its inception in 2012 until January 2016, and as our Chief Financial Officer from January 2013 to January 2016.  He has also been Chief Financial Officer and Corporate Secretary of the Manager since December 1987 and a member of the Board of Directors of the Manager since January 1997.  Further information about Mr. Draper may be found under "Proposal 1: Election of One (1) Director -Information about the Director Nominee and the Continuing Directors" in this Proxy Statement.

William E. Dutra Melina A. Platt	55 50
Mr. Dutra has served as an Executive Vice President of the Manager since March 2014 and member of the Board of Directors and the Loan Committee of the Manager since January 1997. Mr. Dutra previously served as a Senior Vice President of the Manager and has been one of its employees since February 1986. Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

Ms. Platt was appointed as the Company's Chief Financial Officer and Treasurer in January 2016, and has been the Controller of the Manager since May 1998.  Ms. Platt is a certified public accountant and is responsible for all accounting, finance, and regulatory agency filings of the Company. Ms. Platt was previously a Senior Manager with KPMG LLP.

Daniel J. Worley	46
Mr. Worley has served as a Senior Vice President of the Manager since June 2013 and is responsible for capital markets, investor relations, regulatory compliance, and governance. Mr. Worley has served as Secretary of the Company since January 2016, and was Assistant Secretary of the Company from June 2013 until January 2016. In addition, he is a member of the senior management team and participates in executive management and strategy. Prior to joining the Company, from July 2012 to June 2013, he served as a consultant to Owens Mortgage Investment Fund. From July 2010 to October 2011, he was the Chief Strategy Officer at Mason-McDuffie Real Estate where his responsibilities included executive management, strategy, corporate development, governance, and legal matters. From May 2001 to October 2010, he co-founded and served as the Chief Operating Officer of NorthPoint Financial Group/SmartZip Analytics where his responsibilities included executive management, strategy and governance. From January 1998 to May 2001, he was the Managing Director of the Berkeley Center for Advanced Technology where his responsibilities included venture fund management, investment due diligence, investment oversight and investor relations.

Brian M. Haines	39
Mr. Haines has served as a Senior Vice President of the Manager since January 2014 and as a Loan Officer of the Manager since 2007. Mr. Haines' focus is on originating and structuring debt investments, developing and fostering broker relationships and asset management oversight. Prior to joining the Manager, Mr. Haines co-owned and operated a private lending firm headquartered in Northern California. He is a director of the Bay Area Mortgage Association (BAMA) and an active member of the Urban Land Institute (ULI) and California Mortgage Association (CMA).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have no employees other than six full-time and one part-time employees (none of whom is an officer) that work for one of our subsidiaries. We are managed by our Manager pursuant to the terms of our Charter and the Management Agreement between the Company and the Manager. See "Related Party Transactions" in this Proxy Statement for a description of certain relevant terms of the Charter and the Management Agreement including the management and other fees payable to our Manager thereunder and our expense reimbursement obligations to our Manager.

We do not have agreements with any of our executive officers or any employees of our Manager with respect to their compensation. Our executive officers are employees of our Manager and do not receive cash, equity or other compensation from us for serving as our executive officers. We did not pay any compensation to our executive officers nor did we make any grants of equity or other plan-based awards of any kind to them during 2016 or through the date of this Proxy Statement. None of our executive officers received any options or stock directly from us prior to the date of this Proxy Statement. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee reviewed and discussed with our management the "Compensation Discussion and Analysis" contained in this Proxy Statement. Based on that review and discussions, our Compensation Committee recommends to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

By the Compensation Committee: Dennis George Schmal, Chair James Matthew Kessler Gary C. Wallace

The foregoing Compensation Committee Report  shall not be deemed under the Securities Act or the Exchange Act to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF INDEPENDENT DIRECTORS

Our independent directors are Messrs. Kessler, Schmal and Wallace.  Messrs. Kessler and Schmal were appointed to our Board of Directors on May 20, 2013 in connection with the completion of the Merger, and each of them serves as a member of our Audit, Nomination and Corporate Governance and Compensation committees. Mr. Schmal is our Lead Director and the Chairman of the Nomination and Corporate Governance and Compensation Committees Mr. Wallace was appointed to our Board of Directors effective July 22, 2016 following the resignation of Mr. Bates from the Board, and Mr. Wallace serves as a member (and Chairman) of our Audit Committee and as a member of our Nomination and Corporate Governance and Compensation Committees.

From January 1 through June 30, 2016, each of Messrs. Kessler, Schmal and Bates was paid a cash retainer at an annual rate of $20,000, payable in quarterly installments of $5,000 on January 1, 2016 and April 1, 2016. In addition during this period Mr. Bates was paid an additional retainer  of $2,500 (annual rate of $5,000) for services as the Chairman of the Audit Committee, and Mr. Schmal was paid an additional retainer of $2,500 (annual rate of $5,000) in aggregate for services as the Chairman of both the Compensation Committee and Nominating and Corporate Governance Committee.

On August 4, 2016, our Board of Directors approved the following compensation for our independent directors retroactive to July 1, 2016: (i) each independent director is paid a cash retainer at an annual rate of $35,000, payable quarterly in advance; (ii) in addition, the chair of our Audit Committee (Mr. Wallace) is paid a retainer at an annual rate of $7,500, the chair of our Compensation Committee (Mr. Schmal) is paid a retainer at an annual rate of $7,500, the chair of our Nominating and Corporate Governance Committee (Mr. Schmal) is paid a retainer at an annual rate of $5,000, and our lead independent director (Mr. Schmal) is paid a retainer at an annual rate of $2,500, each payable quarterly in advance.

We also reimburse all members of our Board for their travel expenses incurred in connection with their attendance at our Board, committee and stockholder meetings. We pay directors' fees only to those directors who are independent under the NYSE MKT rules.

The following table summarizes the compensation received by our independent directors for the fiscal year ended December 31, 2016.
Name	Fees Earned or Paid in Cash($)
James M. Kessler	$27,500
Dennis G. Schmal	$37,500
Gary C. Wallace (1)	$21,250
M. Lyman Bates (2)	$12,500
(1) Appointed to Board of Directors and its Committees on July 22, 2016.
(2) Resigned effective July 14, 2016.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 10, 2017 (unless otherwise indicated), of each current director and director nominee, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our Common Stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Beneficial owners of more than 5%:
Freestone Investments, LLC Freestone Capital Management, LLC Gary Furukawa(2) 701 Fifth Avenue, Suite 7400 Seattle, Washington 98104	789,455	7.70%

Nantahala Capital Management, LLC(3) 19 Old Kings Highway South, Suite 200 Darien, CT 06820	654,968	6.39%
Executive officers and directors:
William C. Owens (4)(5)	185,985	1.81%
Bryan H. Draper(6)	93,017	*
James M. Kessler(7)	29,074	*
Dennis G. Schmal	3,000	*
Gary C. Wallace	1,500	*
Daniel J. Worley	2,325	*
William E. Dutra(8)	25,589	*
Melina A. Platt	3,910	*
Brian M. Haines(9)	7,908	*

All executive officers and directors as a group (9 persons)	352.308	3.44%
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*	Less than one percent.
(1)	The address of each of the executive officers and directors listed above is c/o Owens Realty Mortgage, Inc., 2221 Olympic Boulevard, Walnut Creek, California 94595.
(2)
This information is based on a Schedule 13G/A filed with the SEC on February 3, 2017.  An aggregate of 789,455 shares of Common Stock are beneficially owned by Freestone Investments, LLC, a Washington limited liability company ("FI"), Freestone Capital Management, LLC, a Delaware limited liability company ("FCM"), and Gary I. Furukawa ("Furukawa", and collectively, the "Reporting Persons"). FI is the general partner of Freestone Opportunity Partners LP ("FOP") and Freestone Opportunity Qualified Partner LP ("FOQP"), and reports beneficial ownership of 283,738 shares of Common Stock held directly by FOP and 393,008 shares of Common Stock held directly by FOQP.  FCM is the investment manager for FOP and FOQP, as well as various managed accounts that own Common Stock and  reports beneficial ownership of the 283,738 shares of Common Stock held directly by FOP, the 393,008 shares of Common Stock held directly by FOQP and an additional 9,357 shares of Common Stock held in managed accounts.  Furukawa reports beneficial ownership of an additional 103,352 shares of Common Stock and has reported he may be deemed a beneficial owner of the shares of Common Stock held by FI and FCM due to his directorship of Freestone Capital Holding, LLC which directly or indirectly owns all the equity of FI and FCM.

(3)
This information is based on a Schedule 13G filed with the SEC on February 14, 2017, by Nantahala Capital Management, LLC, a Massachusetts limited liability company ("Nantahala"), Wilmot Harkey and Daniel Mack (collectively the "Reporting Persons"). The Reporting Persons report that Nantahala may be deemed to be beneficial owner of 654,968 shares of Common Stock held by funds and separately managed accounts under its control and, as the managing members of Nantahala, each of Messrs. Harkey and Mack may also be deemed the beneficial owner of those shares.

(4)
Mr. Owens owns 62.5% of Owens Financial Group, Inc., our Manager and shares voting power at the Manager with Mr. Draper, Mr. Dutra and Mr. Haines, each of whom owns the following percentage of the Manager: Draper – 16.305%; Dutra – 16.305%; and Haines – 4.89%. Mr. Owens' is reporting beneficial ownership of 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc. (a wholly-owned subsidiary of the Manager), with respect to which he has shared voting and investment power. Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(5)
Includes: 360 shares of Common Stock held by Owens Trust dated February 24, 1998, the trustee of which is Mr. Owens. Also includes 4,637 shares of Common Stock held by Belmar, a California limited partnership of which Mr. Owens owns 49.22%.  Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes: (i) 6,361 shares of Common Stock held indirectly by Mr. Owens spouse; (ii) 11,572 shares of Common Stock held in an Individual Retirement Account of which Mr. Owens is sole beneficiary; and (iii) 63,460 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan.

(6)
Includes 4,543 shares of Common Stock held by Draper Family Partnership of which Mr. Draper is a 50% owner.  Mr. Draper disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.  Also includes: (i) 32,713 shares of Common Stock held by Draper Family Trust dated May 16, 2000 of which Mr. Draper is co-trustee; (ii) 3,275 shares of Common Stock indirectly by Mr. Draper's spouse; (iii) 52,186 shares of Common Stock held in Individual Retirement Accounts of which Mr. Draper is sole beneficiary; and (iv) 300 shares of Common Stock owned by Mr. Draper's child. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield, Inc.

(7)
Mr. Kessler owns 29,074 shares of Common Stock through two trusts. Mr. Kessler has sole voting and investment power over 17,836 shares of Common Stock held in one of those trusts and shared voting and investment power over shares of Common Stock held in the other trust.

(8)
Includes 2,689 shares of Common Stock held by The Dutra Trust of which Mr. Dutra is a co-trustee and 22,900 shares of Common Stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc.

(9)
Includes 1,248 shares of Common Stock held in an Individual Retirement Account and 3,973 shares of Common owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of Common Stock held by the Manager directly and 13,736 shares of Common Stock held by Investors Yield. Inc.

RELATED PARTY TRANSACTIONS

Ownership of the Manager
The voting common stock of our Manager, Owens Financial Group, Inc., is owned as follows: 62.5% by William C. Owens, 16.305% by Bryan H. Draper, 16.305% by William E. Dutra and 4.89% by Brian M. Haines.
Management Fees and Expenses

We have entered into a Management Agreement with our Manager, Owens Financial Group, Inc., which describes the services to be provided by our Manager.  The compensation payable to the Manager for those services and certain other important provisions relating to the Manager are described in our Charter. The Manager manages our day-to-day operations and business, subject to the supervision and oversight of our Board of Directors.  The Manager is required to act in accordance with policies and restrictions contained in the Company's Charter and such additional investment policies as may be adopted by our Board of Directors.

The Management Agreement continues in effect for the duration of the existence of the Company, unless earlier terminated by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, by the Manager in response to an amendment to its compensation that it does not consent to, automatically in certain circumstances relating to the assignment of the Management Agreement, or by either party for cause as defined therein.

The Management Agreement provides that the fees payable to the Manager as described in the Charter may not be changed without the approval of Board (including a majority of the independent members of the Board), the holders of a majority of the outstanding shares of Common Stock and the Manager; provided that stockholder approval is not required to adjust the Manager's compensation so long as such adjustment will not have a significant adverse impact on the stockholders of the Company. The Charter provides for the payment of the following fees by the Company and by borrowers:

Fees paid by the Company. The Manager is entitled to receive the following fees from the Company:

• Management Fee.  The Manager receives a management fee payable monthly, subject to a maximum fee of 2.75% per year of the average unpaid balance of the Company's mortgage loans at the end of each month in the calendar year. The maximum payment is calculated on an annual basis; thus, the management fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of Company's mortgage loans at the end of such month, provided that the maximum annual management fee will not exceed 2.75% of the average unpaid balance the Company's mortgage loans at the end of each month in the calendar year. Management fees amounted to approximately $3,286,000 for the year ended December 31, 2016.

• Loan Servicing Fee.  The Manager may act as servicing agent with respect to the Company's mortgage loans, in consideration for which it will be entitled to receive from the Company a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan, or up to 0.25% per year of the unpaid balance of the Company's mortgage loans at the end of each month. Servicing fees amounted to approximately $299,000 for the year ended December 31, 2016.

Fees paid by Borrowers. The Manager is entitled to receive directly from borrowers the following fees:

• Acquisition and Origination Fees.  The Manager or its affiliates is entitled to receive and retain all fees and commissions paid or payable to it by any party other than ORM and any subsidiary in connection with ORM making or investing in mortgage loans. Included in the computation of such fees or commission is any selection fee, mortgage placement fee, nonrecurring management fee and any origination fee, loan fee or points paid by borrowers to the Manager or any fee of a similar nature, however designated. Such fees earned by the Manager amounted to approximately $2,514,000 on loans originated or extended of approximately $101,594,000 for the year ended December 31, 2016.

• Late Payment Charges.  The Manager is entitled to receive and retain all additional charges paid by borrowers on delinquent loans and loans past maturity held by ORM, including additional interest and late payment fees. The amounts paid to or collected by the Manager for late payment charges totaled approximately $54,000 for the year ended December 31, 2016.

• Other Miscellaneous Fees. ORM remits other miscellaneous fees to the Manager, which are collected from loan payments, loan payoffs or advances from loan principal (i.e. funding, demand and partial release fees). Such fees remitted to the Manager totaled approximately $20,000 for the year ended December 31, 2016.

 The Manager is entitled to be reimbursed by ORM for any expenses (subject to certain exceptions outlined in the Charter and the Management Agreement) paid by the Manager, including, without limitation, legal and accounting expenses, filing fees, printing costs, and goods, services and materials used by or for ORM. Additionally, the Manager is entitled to reimbursements for salaries for non-management and non-supervisory services.  For the year ended December 31, 2016, ORM recorded expenses totaling approximately $440,000 related to expense reimbursements to the Manager.

ORM paid Investor's Yield, Inc. (a wholly owned subsidiary of the Manager) approximately $9,000 in trustee's fees related to certain foreclosure proceedings on ORM loans during the year ended December 31, 2016.

TOTB Miami
Ownership Interest of the Manager in TOTB. TOTB Miami was formed to own and operate a condominium complex located in Miami, Florida that was acquired through foreclosure and a series of related transactions. The condominium complex consisted of three buildings on 5.41 acres of land, two of which had been previously renovated and in which 169 units remained unsold and one of which contained 160 vacant units that were undergoing renovation.  During 2014 TOTB North was formed as a wholly-owned subsidiary of TOTB Miami and the vacant 160 unit apartment building and the related 2.37 acre parcel of land were contributed by TOTB Miami to TOTB North. All of the TOTB and TOTB North properties were sold in September 2016 for net sales proceeds of approximately $74,073,000, resulting in gain of approximately $19,292,000.

The Company owned an 80.74% interest in TOTB Miami and the Manager was the owner of the other 19.26% interest. Income and loss allocations were made based on these percentages. ORM and the Manager earned net income from TOTB Miami of approximately $14,977,000 and $3,571,000, respectively, during 2016 (including gain on sale of the property).

TOTB North Construction Loan and Guaranty. On June 12, 2014, TOTB North entered into a secured Construction Loan Agreement with Bank of the Ozarks ("Ozarks") as the lender providing Borrower with a loan (the "North Loan") of up to $21,304,000, for the purpose of renovating and improving the Apartments. As a condition to providing the North Loan, Ozarks required a joint and several completion guaranty from the Company and the Manager with respect to completion of the Apartments, a joint and several repayment guaranty from the Company and the Manager that guarantees repayment of the North Loan subject to certain limitations, and a joint and several carve-out guaranty from the Company and the Manager that provides a guaranty with respect to standard "bad-boy" carve-out provisions.

The largest outstanding principal balance of the North Loan during 2016 was $20,405,000.  The North Loan was repaid in full with the sale of the TOTB property in September 2016. Interest expense incurred on the loan totaled $626,000 in 2016 (of which $134,000 was capitalized to the construction project and $492,000 was expensed).  In addition, $138,000 of deferred financing costs was amortized during 2016 (of which $36,000 was capitalized to the construction project and $102,000 was expensed). Net debt issuance costs outstanding on the North Loan of approximately $156,000 were written off at the time of sale and reflected in the net gain on sale of the property.

TOTB Miami Loan and Guaranty.  On November 17, 2014, TOTB Miami entered into a Loan Agreement with Ozarks providing TOTB Miami a loan (the "TOTB Loan") of $13,000,000.  As a condition to providing the TOTB Loan, Ozarks required a joint and several repayment guaranty from the Company and the Manager that guarantees repayment of the TOTB Loan subject to certain limitations, and a joint and several carve-out guaranty from the Company and the Manager that provides a guaranty with respect to standard "bad-boy" carve-out provisions.

The net cash proceeds from the TOTB Loan were distributed to the members of TOTB Miami ($10,256,000 to ORM and $2,446,000 to the Manager) in 2014. The largest outstanding balance of the TOTB Loan during 2016 was $12,693,000. The TOTB Loan was repaid in full with the sale of the TOTB property in September 2016. Interest expense incurred on the loan totaled $505,000 in 2016 (including $84,000 in amortization of deferred financing costs).  Net debt issuance costs outstanding on the TOTB Loan of approximately $98,000 were written off at the time of sale and reflected in the net gain on sale of the property.

Guaranty of Opus Bank Line of Credit

On April 22, 2014, the Company entered into the Opus Credit Facility to provide the Company with a revolving line of credit of up to $20 million subject to the terms and conditions of this facility.  As a condition to providing the Opus Credit Facility, Opus Bank required the Company's Chairman of the Board, William C. Owens, to enter into a Carveout Payment Guaranty (the "Guaranty"), dated April 22, 2014, in favor of Opus.  Mr. Owens' delivered the Guaranty in his individual capacity and as sole trustee of Owens Trust, a California trust controlled by Mr. Owens, to guarantee performance by the Company of certain specified obligations under the Opus Credit Facility.

The largest outstanding principal balance of the Opus Credit Facility during 2016 was $12,626,000. The Company repaid the Opus Credit Facility in full during 2016 and the facility is terminated. Interest expense incurred on the line of credit totaled $364,000 in 2016 (including $103,000 in amortization of deferred financing costs).

Office Lease

ORM does not have any separate offices. The Manager operates from its executive offices at 2221 Olympic Boulevard, Walnut Creek, California 94595, or the Executive Office. The lessor of the Executive Office is Olympic Blvd. Partners, a California General Partnership ("OBP"), of which the Manager is a 50% general partner. The Executive Office is the sole asset of OBP. The lease agreement, or the Office Lease, between OBP and the Manager for the Executive Office has a term extending until December 31, 2019. The Manager pays rent in the amount of $15,975 per month to OBP under the Office Lease (increasing to the prevailing market rate beginning January 1, 2017).  For the year ended December 31, 2016, Owens Financial Group paid $191,700 to OBP for use of the Executive Office. The Executive Office is subject to a deed of trust in the amount of $670,800 as of December 31, 2016 with monthly payments of interest and principal of $4,565.88 and the remaining principal balance of $617,013 due on February 28, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock ("10% Holders") to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ORM. Directors, executive officers and 10% Holders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.
Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and/or written representations from our directors, executive officers and 10% Holders, we believe that for the year ended December 31, 2016 our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act will be given careful consideration by our Nominating and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received by our Secretary at Owens Realty Mortgage, Inc., on or before January 15, 2018. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such annual meeting. Such proposals should be submitted by certified mail, return receipt requested to the Secretary. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.
In order for a stockholder proposal submitted outside of Rule 14a-8, including any proposal of business or nominations for the Board of Directors made by stockholders, to be considered at the 2018 annual meeting of stockholders, our bylaws require, among other things, that such proposal must be made by written notice (setting forth all information required by our current bylaws) and received by our Secretary not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to May 15, 2018. Accordingly, to submit a director candidate for consideration for nomination at our 2018 annual meeting of stockholders, stockholders must submit the recommendation, in writing and in accordance with our bylaws by January 15, 2018, but in no event earlier than December16, 2017.

DELIVERY AND HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e. the proxy statement and annual report) addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be "householding" communications to such stockholder's address, "householding" will continue until such stockholder revokes consent to "householding" or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Owens Realty Mortgage, Inc., 2221 Olympic Blvd., Walnut Creek, CA 94595, Attn: Daniel Worley, our Secretary or by calling our Investor Relations Department at (925) 935-3840. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to "householding." Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request "householding" of their communications should contact us as specified above or their respective brokers.

FINANCIAL STATEMENTS AND OTHER SEC FILINGS AVAILABLE
A COPY OF OUR 2016 ANNUAL REPORT ON FORM 10-K CONTAINING AUDITED FINANCIAL STATEMENTS WAS DELIVERED OR MADE AVAILABLE WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF OUR 2016 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) ARE AVAILABLE IN PRINT, FREE OF CHARGE, TO STOCKHOLDERS REQUESTING A COPY BY WRITING TO DANIEL WORLEY, OUR SECRETARY, AT OWENS REALTY MORTGAGE, INC., 2221 OLYMPIC BOULEVARD, WALNUT CREEK, CALIFORNIA 94595, OR BY CALLING (925) 935-3840. YOU MAY REVIEW OUR FILINGS WITH THE SEC BY VISITING THE SEC'S HOME PAGE ON THE INTERNET AT  WWW.SEC.GOV OR BY VISITING THE INVESTOR RELATIONS SECTION OF OUR WEB SITE AT WWW.OWENSMORTGAGE.COM.
OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, it is the intention of the persons named as proxies in the accompanying proxy card, or their substitutes, to vote in accordance with their discretion on such matters.

OWENS REALTY MORTGAGE, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on June 19, 2017.

Vote by Internet

- Go to **www.investorvote.com/ORM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR the Nominee listed and FOR Proposal 2.

1. Election of One Director:

	For	Withhold
01 - Gary C. Wallace	☐	☐

The proxies are authorized to vote in their discretion on any other matter that may properly come before said meeting or any postponements or adjournments thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Please Date and Sign Below and Return Promptly

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

OWENS REALTY MORTGAGE, INC.

Proxy — OWENS REALTY MORTGAGE, INC.

2017 Annual Meeting of Stockholders

This Proxy is Solicited by the Board of Directors for the 2017 Annual Meeting of Stockholders of Owens Realty Mortgage, Inc. TO BE HELD ON JUNE 19, 2017

The **undersigned** hereby appoints William C. Owens and Bryan H. Draper, and each of them, as proxies with full power of substitution to vote all shares of the undersigned as shown below on this proxy, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Owens Realty Mortgage, Inc. to be held at the Company's offices at 2221 Olympic Boulevard, Walnut Creek, CA 94595, on June 19, 2017 at 10:00 a.m. Pacific Daylight Time, or at any postponements or adjournments thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. **If no choice is specified, this proxy will be voted FOR the election of the one nominee for Director and FOR the other proposal listed on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted and signature instructions appear on reverse side.)